Exhibit 10.1

EMPLOYMENT SEPARATION AGREEMENT

This Employment Separation Agreement (this "Agreement") is made this 29th day of August, 2011 (the "Effective Date") by and between GAME TRADING TECHNOLOGIES, INC., with offices at 10957 McCormick Road, Hunt Valley, Maryland 21031 (the "Company") and RICHARD J. LEIMBACH ("Employee").

Explanatory Statement

Employee was employed with the Company until the 1st day of September, 2011 (the "Separation Date"). In exchange for consideration Employee is not otherwise entitled to, Employee agrees to release the Company from all claims for individualized relief Employee may have against the Company.

Now therefore, in consideration of the mutual agreements, promises and covenants set forth below, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.     Final Wages; Severance. Employee shall receive a final paycheck for work performed through the Separation Date, and accrued but unused vacation sick and personal leave in the amount of One Thousand One Hundred Fifty Four dollars ($1,154.00) (the "Final Wages"). Additionally: (i) on the next regular pay date following Employee's execution and delivery of this Agreement and the expiration of the Rescission Period (as defined below) the Company shall begin payments to Employee equal to salary continuation for a period of twenty six (26) weeks; and (ii) continue providing to the Employee group insurance (health, dental, life) equivalent to that provided to all Company senior executives (the "Severance Pay") for a period of fifty two (52) weeks.

2.     Full Payment. Employee agrees that, upon payment of the Final Wages, the Company shall have fully discharged all obligations to Employee for, and Employee shall have received payment in full of, all wages, overtime pay, vacation, sick and personal leave, and all other earned compensation of any kind to Employee.

3.     COBRA. If Employee is entitled to COBRA notice for health insurance continuation benefits, notice will be provided to Employee under separate cover and consistent with applicable law.

4.     No Further Employment; Cooperation. Employee acknowledges that Employee has no claim to reinstatement as an employee of the Company. Employee agrees that after the Separation Date Employee is not authorized to perform any work for, or to represent himself or herself as being otherwise affiliated with the Company, without written consent from the Company. Employee also hereby agrees to cooperate with the Company, upon request by the Company, to effect a seamless transition of Employee's responsibilities, to include assistance in ongoing communication with auditors, report preparation of 2011 quarterly SEC filings, and communication with the SEC, FINRA, and other related regulatory agencies for a period that extends through the filing date of the Company's 2011 SEC Form 10-K.

The Company shall defend, indemnify and hold harmless Employee from any and all claims, liabilities, losses, damages, and expenses, including reasonable attorneys' fees, in connection with the performance of Employee's obligations under this Section 4 to the maximum extent permitted by the Company's Bylaws, Certificate of Incorporation, and standard form of Indemnification Agreement with such indemnitees to be in accordance with the Company's standard practices for senior executive officers but on terms no less favorable than provided to any other Company senior executive officer or director.

5. Releases; Covenant Not To Sue Or Make Claims.

(a) Except for the obligations contained in this Agreement, Employee for himself/herself, and for Employee's personal representatives, agents, heirs and assigns, forever does release and remise the Company and its successors, assigns, employees, shareholders, officers, directors, agents, parent companies, subsidiaries, affiliates, and related companies (the "Released Parties") from and against any and all monetary claims, liabilities, demands, expenses, costs or any other obligation to Employee arising out of or in any way relating to Employee's employment with or separation from employment with the Company from the beginning of time through the Effective Date, including but not limited to: (i) any claims arising under any Federal, State or local law (ii) individualized relief for claims arising under any anti-discrimination statute including but not limited to the Title VII of the Civil Rights Act of 1964, Equal Pay Act of 1963, Age Discrimination in Employment Act of 1967, Rehabilitation Act of 1973, Sections 501 and 505, the Americans with Disabilities Act of 1990 and Civil Rights Act of 1991, the Maryland Human Relations Act; (iii) claims for nonpayment of wages or other compensation, including but not limited to monetary claims arising under the Maryland Wage Payment & Collection Act or the Maryland Wage and Hour Law; (iv) claims arising under the Older Workers' Benefits Protections Act, the Family Medical Leave Act and the Employee Retirement Income Security Act; (v) claims alleging tort and breach of contract including but not limited to claims for emotional distress and wrongful termination; and (vi) claims under any compensation or benefit plan of the Company including but not limited to claims under any Company benefit program, incentive, stock, stock option, deferred compensation or bonus plans, sick leave, personal leave and vacation pay, and which arose on or before the Effective Date.

(b) Employee understands that Employee's release of the Released Parties under Section 5(a) above is required as a condition precedent to the payment of the Severance Pay. Employee understands that this Agreement represents a full and final settlement and release of all claims Employee may have relating in any way to the parties' employment relationship. Employee also agrees that Employee will not sue, whether alone or with others, any of the Released Parties on any claim released by this Agreement and that, to the extent permitted by law, Employee will refrain from participating in any action, whether administrative, legal or arbitral or of filing a claim for individualized relief against any of the Released Parties, and Employee agrees to withdraw any such claim Employee may have already filed.

(c) Employee acknowledges that while employed by the Company, the Company provided Employee with notice of Employee's rights under the Family and Medical Leave Act ("FMLA"), and that, during Employee's employment, Employee did not request (and had no reason to request) any leave under the FMLA or requested and was granted leave under the FMLA. The Employee understands and agrees that, in entering into this Agreement, the Company is expressly relying on the foregoing representations by Employee. The Employee further agrees that the representations made by her herein are admissions by Employee and are admissible, if offered by the Company, as a sworn statement of fact by Employee in any proceeding between Employee and Employer.

(d) Nothing in this Agreement shall or is intended to: (1) impose any condition, penalty, or other limitation affecting Employee's right to challenge the release contained herein; (2) unlawfully release or waive any of Employee's rights under applicable laws; (3) waive or release any claim that arises after this Agreement is signed; (4) waive or release Employee's right to file an administrative charge with any local, state, or federal administrative agency with jurisdiction to receive and investigate Employee's claims under applicable law, although Employee does waive and release Employee's right to individualized relief under such applicable law, including, but not, limited to compensatory damages, punitive damages, liquidated damages, or attorneys' fees and costs; or (5) prevent or interfere with Employee's ability or right to provide truthful testimony, if under subpoena or court order to do so, or respond as otherwise required by law.

6.            Continuing Obligations. Employee reaffirms (i) Employee's obligations to maintain strictly confidential all proprietary information and trade secrets of the Company, and (ii) Employee's post-employment obligations under any employment agreement or employment policy executed by Employee with the Company in connection with Employee's employment including but not limited to those in sections 8 and 9 of the Employment Agreement dated September 27, 2010 between Employee and the Company ("Employment Agreement"). If the Company fails to make four (4) or more payments required by this Agreement, Employee shall be released from all post-employment obligations under the Employment Agreement. Employee represents and warrants that Employee does not have custody, control or possession of any Company property including, but not limited to, proprietary information, trade secrets or work product generated within the scope of Employee's employment with the Company; and Employee has not disclosed or otherwise made available to any third party, outside of authorized officers of the Company, any of the aforementioned materials or information. Employee further represents and warrants that Employee has returned to the Company all originals and all copies of Confidential Information of the Company as defined in the Employment Agreement, as well as all other tangible and intangible property owned by the Company.

7.            Non-Disparagement; Reference(s) & Unemployment. Employee agrees not to disparage the Company, either orally, in writing, or otherwise, at any time regarding the parties' employment relationship. The Company agrees that, provided that Employee fully complies with all terms and conditions of this Agreement, the Company: (i) shall not contest any request by Employee for unemployment benefits; and (ii) will provide, to subsequent potential employers of Employee, only Employee's title, dates of work and confirmation of salary.

8.            Effect of Death. In the event of the death of Employee, this Agreement shall automatically terminate and be of no further force or effect.

9.            Specific Performance; Remedies. Employee hereby agrees that damages at law will be an insufficient remedy to the Company in the event that Employee violates or threatens to violate the terms of Paragraphs 5, 6 or 7 of this Agreement, and that the Company may seek injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such paragraphs. The existence of this right shall not preclude any other rights and remedies at law or in equity, which the Company may have for damages to it. Employee hereby further agrees to waive any requirement for obtaining a bond with respect to any such relief and also agrees to reimburse the Company for its reasonable attorneys' fees and costs incurred in seeking such relief. Any controversy or claim brought pursuant to this Paragraph, shall be tried solely and exclusively in the Circuit Court for Baltimore County (or if jurisdiction exists, in the United States District Court for the District of Maryland, Northern Division), and Employee consents to the jurisdiction and venue of such court, regardless of where Employee is residing at the time of such action.

9.1Termination of Severance Pay. Employee further agrees that, in the event of Employee's breach or threatened breach of the Paragraphs 5, 6 or 7 of this Agreement, the Company shall be entitled, in addition to any other remedies and damages available to it, to terminate the remaining Severance Pay due under this Agreement.

10.            Dispute Resolution. Except for any controversy or claim arising out of Employee's breach or threatened breach of the covenants contained in Paragraphs 5, 6 or 7 of this Agreement (as addressed in Paragraph 9 above), the parties agree that any controversy or claim arising out of or relating to this Agreement shall be resolved in accordance with the American Arbitration Associations' Employment Arbitration Rules and Mediation Procedures. THE PARTIES HEREBY WAIVE SPECIFICALLY THEIR RESPECTIVE RIGHTS TO A TRIAL BY COURT OR A JURY OF ANY SUCH CONTROVERSY OR CLAIM IDENTIFIED HEREIN EXCEPT AS SET FORTH IN PARAGRAPH 9 HEREOF. Employee understands that if Employee files a lawsuit regarding a dispute arising out of or relating to this Agreement the Company may use this Agreement in support of its request to the court to dismiss the lawsuit and require Employee to arbitrate such dispute. Employee understands that this arbitration provision affects Employee's legal rights and that Employee may seek legal advice before signing this Agreement.

10.1 Alternative Dispute Resolution. To the extent that the arbitration provision contained in Paragraph 10 is unenforceable as a matter of law, THE PARTIES HEREBY WAIVE SPECIFICALLY THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEPT AS SET FORTH IN PARAGRAPH 9 HEREOF. Any controversy or claim brought pursuant to this Paragraph, shall be tried solely and exclusively in the Circuit Court for Baltimore County (or if jurisdiction exists, in the United States District Court for the District of Maryland, Northern Division), and Employee consents to the jurisdiction and venue of such court, regardless of where Employee is residing at the time of such action.

11.            Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Maryland, exclusive of its conflicts of law provisions. Any order entered in a Maryland court shall be enforceable in any other state, regardless of that State's statutes, laws or case law, the same as if the enforcement thereof were brought in Maryland, applying Maryland law.

12.            Miscellaneous. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing. If any provision or part of any provision of this Agreement shall be held invalid, illegal or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Agreement is assignable by the Company. This Agreement may not be assigned by Employee. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties, and their heirs, personal representatives, successors and permitted assigns. This Agreement may be executed in counterparts, each of which shall constitute a duplicate original, and a facsimile shall be deemed and constitute and original.

13.            Survival of Obligations., Severability and Reformation. The covenants, warranties, agreements and obligations of this Agreement shall survive the execution, delivery and performance hereof, and shall survive the termination of Employee's employment. In the event of any direct conflict between the actual written terms of this Agreement, any employment agreement entered into between the parties or the Company's Employee Handbook or Manual, the provisions of this Agreement shall supersede and control. If any part of this Agreement shall be held unenforceable, such unenforceability shall not affect any other part or provision hereof. Further, should any provisions within this Agreement ever be reformed or rewritten by a judicial body, those provisions as rewritten shall be binding, but only in that jurisdiction, on the Company and Employee as if contained in the original Agreement.

14.Review Period. Employee further states that he/she has carefully read the foregoing, has had sufficient opportunity to review and deliberate the foregoing with counsel of his own choosing, knows and understands its contents, and signs the same as his free and independent act. Consistent with the Older Workers Benefit Protection Act, Employee is specifically advised to consult with an attorney before executing this Agreement. No inducements, representations, or agreements have been made or relied upon to make this Agreement except as stated in this Agreement.

a. Employee is afforded twenty-one (21) days from Employee's initial receipt of the

Agreement within which to consider accepting and being bound by the Agreement ("Review Period"). To accept the Agreement. Employee must execute and return the Agreement to Todd Hays on or before the close of the Review Period which ends at 5:00 p.m. on the 2nd day of September, 2011. The offer contained in this Agreement expires immediately after the close of the Review Period. Employee understands and acknowledges that his Release and waiver of claims is exchanged for the Severance Pay, an amount which Employee is not otherwise entitled to receive from Employer.

b. After Employee's execution of this Agreement, Employee has seven (7) days in which to rescind his agreement by notifying Todd Hays in writing of his intent to rescind ("Rescission Period"). At the expiration of the seven (7) days allowed for Employee's revocation of the Agreement, if Employer has not received written notice of Employee's revocation, the entire Agreement shall become binding and irrevocable. The Release shall become effective at the expiration of the seven (7) days allowed for Employee's revocation of the Agreement.

c. In the event that Employee revokes the Agreement within seven (7) days of executing it, Employee shall return all copies of the executed Agreement, and the Agreement and Release shall become null and void and shall not serve as evidence for any purpose.

15.           Options.Employee acknowledges and agrees that pursuant to Section 3(b) of the
Employment Agreement he had a five (5) year option to purchase up to two hundred twenty five thousand (225,000) shares of the Company's common stock, with seventy five thousand (75,000) options vested as of the Effective Date and one hundred fifty thousand (150,000) options not vested as of the Effective Date (the "Options"). Employee further acknowledges and agrees that in exchange for the Severance Pay and other consideration provided by this Agreement, he waives all rights to the Options and agrees to the termination of the Options.

IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to create a document under seal, this 29th day of August, 2011.

EMPLOYER:	EMPLOYEE:

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